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                                                  EXHIBIT 10.17

                      CERIDIAN CORPORATION

          PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT

                  1993 Long-Term Incentive Plan


     This Agreement is entered into by Ceridian Corporation (the
"Company") and                     (the "Participant") as of
              , 1994 (the "Date of Grant") to evidence the making of a Restricted Stock Award pursuant to the Company's 1993 Long-Term Incentive Plan (the "Plan"). Any capitalized term used herein which is defined in the Plan shall have the same meaning as set forth therein.

     1.  Effective as of the Date of Grant, the Company has
granted to the Participant          shares of the Company's Common
Stock (the "Awarded Shares"), subject to the terms and conditions set forth in this Agreement and all the provisions of the Plan.

     2. Awarded Shares may not be sold, transferred, assigned, pledged or otherwise used as collateral by the Participant unless and until, and then only to the extent that, restrictions on transferability shall have lapsed in accordance with the Plan and this Agreement. In this Agreement, the lapsing of such transferability restrictions is referred to as "vesting,"and Awarded Shares that are no longer subject to such transferability restrictions are referred to as "vested."

     3. Ownership of Awarded Shares which are not yet vested shall not be evidenced by a stock certificate, but rather shall be evidenced by an entry in a certificateless book-entry stock account maintained by the Company's transfer agent for its Common Stock (the "Transfer Agent"). To facilitate the transfer to the Company of any Awarded Shares that are forfeited by the Participant in accordance with the terms of the Plan and this Award Agreement, the Participant agrees to sign and promptly return to the Company such stock power(s) as the Company may request. Upon written notification by the Company to the Transfer Agent of the vesting of all or a portion of the Awarded Shares, a stock certificate evidencing such unrestricted shares shall be issued in the name of the Participant and delivered to the Participant.

     4. Except as otherwise expressly provided in Sections 5 and 6 hereof, vesting of Awarded Shares will occur only during the period of the Participant's employment with the Company or its Subsidiaries, and at the times and to the extent specified in this Section 4.

     (a) For purposes of this Section 4, the following terms shall have the meanings indicated:

          (1) "Ending Price" means, with respect to any S&P 500 Company (including the Company) for any Measurement Period, the average daily last reported sales price of a share of such company's common stock as reported in the Wall Street Journal during the last calendar month of such Measurement Period.


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          (2)  "Fair Market Value" (i) with respect to the
Company has the same meaning as specified in Section 2.10 of the Plan, and (ii) with respect to any other S&P 500 Company means the last reported sales price of a share of such company's common stock on the date in question as reported in the Wall Street Journal.

          (3) "Measurement Period" means one of the following periods of time:
                 May 1, 1994 through April 30, 1996 ("First
                  Measurement Period")
                 May 1, 1994 through April 30, 1997 ("Second
                  Measurement Period")
                 May 1, 1994 through April 30, 1998 ("Third
                  Measurement Period")

          (4) "S&P 500 Companies" means the companies comprising the Standard & Poors' 500 Stock Index as it existed on May 1,
1994.

          (5) "Starting Price" means, with respect to any S&P 500 Company (including the Company), the average daily last reported sales price of a share of such company's common stock as reported in the Wall Street Journal during the month of April, 1994. For the Company, the Starting Price is $23.18 per share of Common Stock.

          (6) "TRS" means, with respect to the Company or any other S&P 500 Company, the total return to a holder of the common stock of such company during an applicable Measurement Period as a result of his or her ownership of such common stock during such Measurement Period, such total return (i) to be expressed as a percentage of an assumed initial investment in such common stock on May 1, 1994 and (ii) to include both the appreciation in the per share price of such common stock during such Measurement Period and the per share fair market value of all dividends and distributions paid or distributed by such company with respect to such common stock during such Measurement Period, assuming that all such dividends and distributions are reinvested in shares of such common stock at their Fair Market Value on the last trading day of the month in which the dividend or distribution is paid or distributed. For purposes of calculating TRS for the Company or any other S&P 500 Company, the assumed initial investment in such company's common stock on May 1, 1994 shall be at the applicable Starting Price, and the value of a share of such company's common stock at the end of a Measurement Period shall be the applicable Ending Price.

     (b) The number of Awarded Shares that will vest at the end of each of the First and Second Measurement Periods shall be determined in accordance with the following formula:

          Vesting Percentage  x  Awarded Shares
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where the "Vesting Percentage" for the applicable Measurement
Period is determined in accordance with paragraph 4(d) below.

     (c) The number of Awarded Shares that will vest at the end of the Third Measurement Period shall be the greater of the two numbers determined by utilizing the following two formulas:


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          (1)  (Vesting Percentage  x  Awarded Shares)  -
                   Previously Vested Shares

          (2)  Vesting Percentage  x  Awarded Shares
                                             3

where the "Vesting Percentage" for the Third Measurement Period is determined in accordance with paragraph 4(d) below and "Previously Vested Shares" is the total number of Awarded Shares that vested as of the end of the First and Second Measurement Periods in accordance with paragraph 4(b). Any Awarded Shares that have not vested as of the end of the Third Measurement Period shall be forfeited to the Company.

     (d) For purposes of the formulas specified in paragraphs 4(b) and 4(c), the "Vesting Percentage" for any Measurement Period shall be that percentage, specified in the table below or calculated pursuant to the applicable formula which follows the table, which corresponds to the Company's percentile rank for TRS among S&P 500 Companies during the applicable Measurement Period:

          Company's TRS Ranking
          Among S&P 500 Companies             Vesting Percentage

          Less than 60th percentile                     0%
          60th percentile                              25%
          75th percentile                              50%
          90th percentile and above                   100%

If the Company's percentile rank, rounded to the nearest whole percentile, falls between the 60th and 75th percentile, then the Vesting Percentage will be equal to:

               25% + 1.67 x (actual percentile rank - 60%).

If the Company's percentile rank, rounded to the nearest whole percentile, falls between the 75th and 90th percentile, then the Vesting Percentage will be equal to:

               50% + 3.33 x (actual percentile rank - 75%).

     (e)  Notwithstanding paragraphs (a) through (d) of this
Section 4, no Awarded Shares will vest at the end of any Measurement Period if the Ending Price of the Common Stock with respect to such Measurement Period is less than the Starting
Price of the Common Stock.

     (f) For purposes of this Section 4, if there is any change in the corporate structure or shares of the Company of the types described in Section 4.4 of the Plan, then the Starting Price of the Common Stock shall be appropriately adjusted in the manner specifed in Section 4.4 of the Plan.


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     5.  If the Participant's employment with the Company and all
Subsidiaries terminates for any reason, the Participant shall immediately forfeit any Awarded Shares that have not yet vested as of the employment termination date.

     6. Notwithstanding Section 5 hereof, if Awarded Shares have been outstanding at least six months since the Date of Grant, then restrictions on the transferability of such Awarded Shares shall lapse in accordance with any and all applicable terms of the Plan regarding a Change of Control of the Company as described in Section 12 of the Plan as and if such Section exists on the date of such Change of Control.

     7. Any dividends or distributions (including regular, periodic cash dividends) paid with respect to Awarded Shares that have not yet vested will be subject to the same restrictions on transferability and the possibility of forfeiture to the Company as the Awarded Shares to which the dividends or distributions relate. To facilitate the enforcement of this provision, any such dividends or distributions paid with respect to unvested Awarded Shares shall be held by the Company or its agent designated for the purpose until such time as the Awarded Shares to which the dividends or distributions relate vest or are forfeited. If such Shares vest, the dividends or distributions with respect thereto shall be paid or transferred to the Participant at the time the certificate representing such Shares is provided to the Participant. If such Shares are forfeited, all of the Participant's right, title and interest in and to such dividends and distributions shall automatically be transferred to the Company, and the Participant agrees to execute any documents evidencing such transfer as may be requested by the Company, either at the time of such transfer or in anticipation of such transfer becoming necessary.

     8. Nothing in the Plan or this Agreement shall confer upon the Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the Participant's employment at any time.

     9. This Restricted Stock Award is subject to all the terms and conditions of the Plan and this Agreement and, if there is any conflict between this Agreement and the Plan, the provisions of the Plan shall control.




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     In Witness Whereof, Ceridian Corporation and the Participant
have executed this Agreement as of the Date of Grant.


CERIDIAN CORPORATION               PARTICIPANT



By
     Secretary                     (Participant's Signature)

                                   Participant's Mailing Address





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